                                  EXHIBIT 11.0
                     SHAW INDUSTRIES, INC. AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)


                                                                            Three Months Ended
                                                                          ======================

                                                                          Mar. 29,      Mar. 30,
                                                                            1997         1996
                                                                          ---------    ---------
PRIMARY:
       Weighted average common shares outstanding .....................     133,042      136,148
       Additional shares assuming exercise of stock options ...........         429           64
                                                                          ---------    ---------
       Weighted average common and common equivalent shares outstanding     133,471      136,212
                                                                          =========    =========


       Income (loss) ..................................................   $  10,748    ($ 15,584)
                                                                          =========    =========


       Earnings (loss) per common share ...............................   $    0.08    ($   0.11)
                                                                          =========    =========





FULLY DILUTED:
       Weighted average common shares outstanding .....................     133,041      136,148
       Additional shares assuming exercise of stock options (2) .......         475           64
                                                                          ---------    ---------
       Weighted average common and common equivalent shares outstanding     133,516      136,212
                                                                          =========    =========


       Income (loss) ..................................................   $  10,748    ($ 15,584)
                                                                          =========    =========


       Earnings (loss) per common share ...............................   $    0.08    ($   0.11)
                                                                          =========    =========



     (1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

     (2) Based on the treasury stock method using the higher of the average or period-end market price.